UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2023

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2023, Canoo Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to Paragraph A of Article IV of the Company’s Second Amended and Restated Certificate of Incorporation to increase the Company’s number of shares of authorized common stock, par value $0.0001 per share, from 1,000,000,000 shares to 2,000,000,000 shares and the corresponding increase in the total number of authorized share of capital stock the Company may issue from 1,010,000,000 to 2,010,000,000 shares (the “Authorized Shares Amendment”).

On October 6, 2023, the Company filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State implementing the Authorized Shares Amendment. The Certificate of Amendment implementing the Authorized Shares Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

To the extent applicable, the contents of Item 5.07 below are incorporated into this Item 5.03 by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 5, 2023, the Company held the Special Meeting at 8:30 a.m. Central Time. At the close of business on August 11, 2023, the record date of the Special Meeting, the Company had 628,360,173 shares of common stock outstanding. The holders of 323,085,716 shares of the Company’s common stock were present at the Special Meeting, either online or by proxy, which constituted a quorum for the purpose of conducting business at the Special Meeting.

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in detail in the Company’s revised definitive proxy statement, dated August 15, 2023, as supplemented by supplements dated September 15, 2023, September 28, 2023 and October 2, 2023, filed by the Company with the Securities and Exchange Commission.

Proposal No. 1:

The Company’s stockholders approved the Authorized Shares Amendment, which was referred to as the Share Authorization Proposal.

Votes For	Votes Against	Abstentions
288,490,817	32,956,338	1,638,561

Proposal No. 2:

The Company’s stockholders approved, pursuant to Nasdaq Marketplace Rule 5635, the issuance of shares of the Company’s common stock (i) upon the conversion of certain convertible debentures that have been issued to YA II PN, Ltd. (“Yorkville”) pursuant to (a) the Securities Purchase Agreement entered into with Yorkville on April 24, 2023, (b) the Securities Purchase Agreement entered into with Yorkville on June 30, 2023 (the “June SPA”), and (c) the Securities Purchase Agreement entered into with Yorkville on August 2, 2023 (the “August SPA”), (ii) upon the exercise of warrants issued pursuant to the June SPA and the August SPA, and (iii) if Yorkville chooses to exercise one or both options to purchase additional convertible debentures and warrants under the June SPA and the August SPA, respectively, pursuant to the conversion of such convertible debentures and/or upon the exercise of such warrants that may be issued upon exercise of one or both options, in excess of 20% of the number of shares outstanding on April 24, 2023, which was referred to as the Yorkville Share Issuance Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
182,831,157	13,988,658	1,274,985	124,990,916

Proposal No. 3:

The Company’s stockholders approved an amendment to the Pre-Paid Advance Agreement with Yorkville to lower the minimum price at which shares may be sold by us from $0.50 per share to $0.10 per share, which was referred to as the Yorkville Floor Price Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
181,364,352	15,634,656	1,095,792	124,990,916

Proposal No. 4:

The Company’s stockholders approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Special Meeting, which was referred to as the Adjournment Proposal.

Votes For	Votes Against	Abstentions
299,058,393	21,301,232	2,726,091

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment, dated October 6, 2023, to the Second Amended and Restated Certificate of Incorporation of Canoo Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2023	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary